Exhibit 10.2

RESTRICTED STOCK AGREEMENT

[Innovative Payment Solutions, Inc.]

This RESTRICTED STOCK AGREEMENT (“Agreement”), dated and made effective as of June 24, 2020 (the “Effective Date”), is entered into by and between INNOVATIVE PAYMENT SOLUTIONS, INC., a corporation organized and existing under the laws of the State of Nevada (USA), having offices at 19355 Business Center Drive, Northridge, CA 91324 (“Company”), and WILLIAM CORBETT, an individual residing at                                                 (“Executive”) (the parties hereto sometimes referred to individually as a “Party” or collectively as the “Parties”).

WHEREAS, pursuant to the terms of the Executive Employment Agreement dated as of June 24, 2020 (“Employment Agreement”), the Company has agreed to grant to Executive a specified number of Restricted Shares under and in accordance with this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements, covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1.0 Defined Terms.

Capitalized terms in this Agreement, unless defined in the text hereof or as may be defined in the Employment Agreement, shall have the following meanings:

“Board of Directors” or “Board” means the board of directors of Company. “Cause" shall have the meaning set forth in the Employment Agreement. “Change of Control” means the occurrence or happening of any of the following:

(a) Any “person” as defined in Section 3(a)(9) of the Exchange Act, and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act (but excluding any shareholder of record of the Company as of June 24, 2020 owning ten percent (10%) or more of the combined voting power of the Company’s securities which are entitled to vote in the election of directors of the Company), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities which are entitled to vote with respect to the election of directors; or

(b) When, during any period of twenty-four (24) consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason other than death or disability to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24- month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by operation of this provision;

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(c) The acquisition of the Company or all or substantially all of the Company’s assets by an entity other than the Company (or a subsidiary) through purchase of assets, or by merger, or otherwise, except in the case of a transaction pursuant to which, immediately after the transaction, the Company’s shareholders immediately prior to the transaction own immediately after the transaction at least a majority of the combined voting power of the surviving entity’s then outstanding securities which are entitled to vote with respect to the election of directors of such entity; or

(d) The Company files a report or proxy statement with the SEC pursuant to the Exchange Act disclosing in response to Form 8-K, Form 10-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then existing contract or transaction.

“Company Stock” means the common stock of Company.

“Exchange Act” means the (U.S.) Securities Exchange Act of 1934, as amended. “Restricted Shares” means the shares of Company Stock granted to Executive under the terms of this Agreement.

“SEC” means the (U.S.) Securities and Exchange Commission.

“Securities Act” means the (U.S.) Securities Act of 1933, as amended.

2.0 Grant of Restricted Stock.

2.1 Restricted Shares. Pursuant to and in accordance with the Employment Agreement, 15,371,250 shares (the “Restricted Shares”) of Company’s common stock, no par value (“Company Stock”), shall be issued as hereinafter provided in Executive’s name subject to certain restrictions attaching to such Restricted Shares as provided herein.

2.2 Issuance of Restricted Shares. The Restricted Shares shall be issued upon acceptance hereof by Executive and upon satisfaction of the conditions of this Agreement.

2.3 Employment Agreement. Executive acknowledges and agrees that the grant of Restricted Shares is being made pursuant to the Employment Agreement and shall be subject to the provisions thereof as well as the terms, conditions and provisions set forth in this Agreement. In the event of any conflict between the Employment Agreement and this Agreement, this Agreement shall prevail.

2.4 Long-Term Restricted Stock Incentive Plans. In the event that Company, after the date of this Agreement, adopts a Long-Term Restricted Stock Incentive Plan (each a “Plan”), Executive shall be eligible to participate in or under such Plan in accordance with the terms thereof.

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Notwithstanding any such Plan, however, the Restricted Shares issued to Executive under this Agreement shall be governed by the terms and conditions contained herein.

3.0 Restricted Shares; Terms, Conditions & Restrictions.

Executive hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

3.1 Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined). In the event that Executive resigns from his employment with Company or the Employment Agreement and Executive’s employment with the Company are terminated for Cause (as defined in Section 4.2 of the Employment Agreement), Executive shall, for no consideration, automatically forfeit to Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the requirement of forfeiture and surrender to Company of Restricted Shares as to which applicable forfeiture lapse dates have not occurred on or as of the date of Executive’s resignation of his employment with Company or a termination of his employment with Company for Cause are referred to herein as "Forfeiture Restrictions." The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares.

3.2 Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the following schedule, provided that Executive has been continuously employed by Company from the date of this Agreement through the lapse date:

Percentage of Total Number of Restricted Shares as to Which Forfeiture Lapse Date Restrictions Lapse
First Anniversary of the Effective Date of this Agreement	33%
Second Anniversary of the Effective Date of this Agreement	33%
Third Anniversary of the Effective Date of this Agreement	34%

3.3 Accelerated Lapse. Notwithstanding the provisions of Section 3.2, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares on the earlier of (a) the occurrence of a Change of Control, or (b) the date Executive's employment with Company is ceases or is terminated by reason of his death, disability (as determined by the Board of Directors or any committee designated by the Board to administer this Agreement or any Plan (the "Committee")), or retirement on or after age sixty-five or retirement prior to age sixty-five with consent of the Board or Committee, as the case may be, or (c) involuntary termination by the Company other than for Cause, or (d) Executive's termination of his employment with Company (1) because of a material breach by Company of any material provision of any employment agreement between Company and Executive which remains uncorrected for thirty (30) days following written notice of such breach by Executive to Company, or (2) within six (6) months of a material reduction in Executive's rank or responsibilities with Company.

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3.4 Certificates. (a) A certificate evidencing the Restricted Shares shall be issued by Company in Executive's name or, at the option of Company, in the name of a nominee of Company, pursuant to which Executive shall have voting rights and shall be entitled to receive all dividends unless and until the Restricted Shares are forfeited pursuant to the provisions of this Agreement. The certificate shall bear a legend evidencing the nature of the Restricted Shares, and Company may cause the certificate to be delivered upon issuance to the Secretary of Company or to such other depository as may be designated by Company as a depository for safekeeping until the forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of this Agreement.

(b) Upon request of the Board or Committee, or any delegate appointed by either of them, as the case may be, Executive shall deliver to Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions. Upon the lapse of the Forfeiture Restrictions without forfeiture, Company shall cause a new certificate or certificates to be issued in Executive’s name, and without the legend showing the Forfeiture Restrictions hereunder, for the shares upon which or as to which the Forfeiture Restrictions have lapsed.

3.5 Postponements in Issuance of Company Stock. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Company Stock (whether subject to Forfeiture Restrictions or not) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any over-the-counter markets upon which Company Stock may be listed, or of any requirements under any federal or state law or regulation applicable to the issuance or delivery of such shares. Company shall not be obligated to issue or deliver any shares of Company Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange or any over-the-counter market upon which Company Stock may be listed.

4.0 Withholding of Tax.

To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to Executive for federal (U.S.) or state income tax purposes, Executive shall deliver to Company at the time of such receipt or lapse, as the case may be, such amount of money or shares of unrestricted Stock as Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Executive fails to do so, Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Executive any tax required to be withheld by reason of such resulting compensation income.

5.0 Compliance with Securities Laws.

5.1 Executive acknowledges and agrees that the Restricted Shares and the shares of Company Stock issued to Executive upon the lapse of the Forfeiture Restrictions may not be sold or transferred by Executive unless the shares are or have been included in a registration statement filed with the SEC under and in accordance with the Securities Act of 1933 and other applicable securities laws and the rules and regulations promulgated thereunder and any applicate state securities laws (the “Securities Laws”) or the shares qualify and may be sold or transferred under or pursuant to an exemption from the registration and prospectus delivery requirements in the Securities Act. If, upon the issuance of the Restricted Shares or issuance of a new certificate evidencing shares of Company Stock as to which the Forfeiture Restrictions have lapsed as provided herein, such shares have not been included in an effective registration filed with the SEC, all such shares shall be considered “restricted securities” within the meaning of the SEC’s Rule 144 and certificate(s) issued and delivered to Executive evidencing the shares shall contain the following restrictive legend:

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR SOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME SINCE THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED OR SOLD UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL, IN A FORM SATISFACTORY TO THE ISSUER, STATING THAT ANY TRANSFER OR SALE OF SUCH SECURITIES IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS REQUIREMENTS UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS.

5.2 Executive agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner that would constitute a violation of the Securities Laws. Executive is acquiring or accepting the Restricted Shares for his/her own account for investment purposes only and not with a view to resale in connection with any “distribution” thereof within the meaning of the Securities Laws. Executive understands that the Restricted Shares and any shares of Company Stock issued upon lapse of the Forfeiture Restrictions have not been registered under the Securities Laws and may only be sold or transferred under an exemption from registration that depends, among other things, upon the nature of the Executive’s investment intent, the applicable holding period, and certain requirements of Company.

5.3 Executive acknowledges and understands that the Restricted Shares and any shares of Company Stock issued to Executive upon lapse of the Forfeiture Restrictions hereunder are “restricted securities” under the Securities Laws and are a highly speculative investment. Executive may be required to hold such shares indefinitely unless they are included in an effective registration statement filed with the SEC or an exemption from the registration and prospectus delivery requirements in the Securities Laws is available. Executive further understands that Company is under no obligation to register the Restricted Shares or shares of Company Stock issued upon lapse of the Forfeiture Restrictions. Executive is aware that the SEC’s Rule 144 permits a limited resale of securities acquired in a private placement or transaction subject to satisfaction of certain conditions.

5.4 Executive understands that Company has a limited financial and operating history and any investment in Company Stock involves substantial risks. Executive understands the risks related to the acquisition or acceptance of the Restricted Shares and is capable of evaluating the merits and risks of investing in Company Stock and has the ability to protect his/her own interests.

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6.0 Employment Relationship.

For purposes of this Agreement, Executive shall be considered to be in the employment of Company as long as Executive remains an employee of either Company, any successor corporation, or a parent or subsidiary corporation (as defined in section 424 of the (U.S.) Internal Revenue Code, as amended) of Company or any successor corporation. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Board of Directors and its determination shall be final.

7.0 Governing Law; Consent to Jurisdiction.

7.1 Governing Law. This Agreement, including the validity, substance, interpretation and enforcement thereof, shall be governed in all respects by the laws of the State of California without regard to its conflicts of laws or choice of laws principles.

7.2 Dispute Resolution; Arbitration. Company and Executive each hereby agree that any action, proceeding or dispute that arises out of or relates to this Agreement shall be subject to the dispute resolution provisions contained in Article 9.0 of the Employment Agreement.

8.0 Notices.

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) if delivered by hand or by private courier and signed for by the receiving Party, on the date of such delivery, (b) if sent by facsimile with written evidence of successful transmission, on the date of such transmission, or (c) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. The addresses for notices to either Party are as displayed in the introductory paragraph of this Agreement or as subsequently modified by written notice by a Party to the other Party.

9.0 General Provisions.

9.1 Amendment, Waiver & Termination. No amendment, modification, supplement, termination or cancellation of this Agreement shall be effective unless it is in writing and signed by each Party. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

9.2 Integration; Entirety. This Agreement, together with the Employment Agreement and the Indemnification Agreement, sets forth the entire understanding between the Parties and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the Parties.

9.3 Disclaimer of Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of Company or any of affiliates or subsidiary companies.

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9.4 Severability. In the event that any provision contained in this Agreement (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. In connection therewith, and to the fullest extent possible, the provisions of this Agreement (including each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the Parties in the provision held invalid, illegal or unenforceable.

9.5 Counterparts. This Agreement may be executed in one or more counterparts, including facsimile or digital counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date written above.

COMPANY:

INNOVATIVE PAYMENT SOLUTIONS, INC.

By:	/s/ James W. Fuller
Name:	James W. Fuller
Title:	Director

EXECUTIVE:

/s/ William Corbett
Name: William Corbett

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